Exhibit (d)(5)

Yahoo! Inc.

701 First Avenue

Sunnyvale, CA 94089

October 3, 2011

interclick, inc.

11 West 19th Street Floor 10

New York, NY 10011

Attn: Special Projects Committee of the Board of Directors

Re:    Possible Transaction Involving Yahoo! Inc. and interclick, inc.

Ladies and Gentlemen:

interclick, inc. (the “Company”) has advised Yahoo! Inc. (“Yahoo!”) that the Company wishes to engage in negotiations with Yahoo! regarding a possible negotiated transaction involving Yahoo! and the Company (a “Possible Transaction”). In order to induce each other to enter into such negotiations regarding a Possible Transaction (and in recognition of the time and effort that the Company and Yahoo! may expend and the expenses that the Company and Yahoo! may incur in pursuing these negotiations and, in the case of Yahoo!, in investigating the Company’s business), the Company and Yahoo!, intending to be legally bound, agree as follows:

1.    The Company and Yahoo! acknowledge and agree that, until the earlier of the expiration of the No-Shop Period (as defined in paragraph 7 below) and the date on which Yahoo! advises the Company that Yahoo! is terminating negotiations regarding a Possible Transaction (which advice Yahoo! shall provide to the Company as promptly as practicable upon making any such determination to terminate negotiations), the Company will not, and will not permit any of its Representatives (as defined in paragraph 7 below) to, directly or indirectly:

(a)    solicit or knowingly encourage the submission of any inquiry, proposal or offer from any person or entity (other than Yahoo!) relating to an Acquisition Transaction (as defined in paragraph 7 below);

(b)    participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any person or entity (other than Yahoo!) relating to or in connection with an Acquisition Transaction; or

(c)    accept any proposal or offer from any person or entity (other than Yahoo!) relating to an Acquisition Transaction.

The Company shall, and shall cause each of its Representatives to, immediately discontinue any ongoing discussions or negotiations (other than any ongoing discussions with Yahoo!) relating to a possible Acquisition Transaction.

2.    The Company acknowledges and agrees that neither this letter agreement nor any action taken in connection with this letter agreement will give rise to any obligation on the part of Yahoo! (a) to continue any discussions or negotiations with the Company or (b) to pursue or enter into any transaction or relationship of any nature with the Company, and Yahoo! acknowledges and agrees that neither this letter agreement nor any action taken in connection with this letter agreement will give rise to any obligation on the part of the Company (a) to continue any discussions or negotiations with Yahoo! or (b) to pursue or enter into any transaction or relationship of any nature with Yahoo!

3.    (a) The existence and terms of this letter agreement, (b) the existence of discussions or negotiations between the Company and Yahoo! and (c) the existence or terms of any proposal regarding a Possible Transaction are strictly private and confidential and may only be disclosed in compliance with the mutual nondisclosure agreement, dated July 2, 2011 by and between Yahoo! and the Company.

4.    Each of the Company and Yahoo! acknowledges and agrees that, in addition to all other remedies available (at law or otherwise) to such party, such party shall be entitled to equitable relief (including injunction and specific performance) as a remedy for any breach or threatened breach of any provision of this letter agreement, and each of the Company and Yahoo! further acknowledges and agrees that the other party shall not be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this paragraph 4, and each of the Company and Yahoo! waives any right it may have to require that the other party obtain, furnish or post any such bond or similar instrument.

5.    The Company represents and warrants that the execution and delivery of this letter agreement and the performance by the Company of its obligations contemplated hereunder will not materially conflict with, or result in any material violation of, any agreement, contract, obligation, commitment or undertaking (whether oral or written) to which the Company is a party or by which the Company or any of its assets or properties may be bound.

6.    This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to principles of conflicts of laws). The Company: (a) irrevocably and unconditionally consents and submits to the jurisdiction of the state and federal courts located in the State of Delaware for purposes of any action, suit or proceeding arising out of or relating to this letter agreement; (b) agrees that service of any process, summons, notice or document by U.S. mail addressed to the Company at the address set forth at the beginning of this letter agreement shall be deemed to constitute effective service thereof for purposes of any action, suit or proceeding arising out of or relating to this letter agreement; (c) irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this letter agreement in any state or federal court located in the State of Delaware; and (d) irrevocably and unconditionally waives the right to plead or claim, and irrevocably and unconditionally agrees not to plead or claim, that any action, suit or proceeding arising out of or relating to this letter agreement that is brought in any state or federal court located in the State of Delaware has been brought in an inconvenient forum.

7.    For purposes of this letter agreement:

(a)    the Company’s “Representatives” shall include its officers, directors, employees, attorneys, advisors, accountants, bankers and agents.

(b)    “Acquisition Transaction” shall mean any transaction involving:

(i)    the sale, license, disposition or acquisition of all or a material portion of the business or assets of the Company or any direct or indirect subsidiary or division of the Company;

(ii)    the issuance, grant, disposition or acquisition of (A) any capital stock or other equity security of the Company or any direct or indirect subsidiary of the Company, (B) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the Company or any direct or indirect subsidiary of the Company, or (C) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company or any direct or indirect subsidiary of the Company; or

(iii)    any merger, consolidation, business combination, share exchange, tender offer, recapitalization, reorganization or similar transaction involving the Company or any direct or indirect subsidiary of the Company;

provided, however, that (A) the grant of stock options by the Company to its officers, directors, employees and consultants in the ordinary course of business will not be deemed to be an “Acquisition Transaction” if such grant is made pursuant to the Company’s existing stock option plans or agreements to which it is a party and is consistent with the Company’s past practices, (B) the issuance of stock by the Company upon the exercise of outstanding stock options will not be deemed to be an “Acquisition Transaction” and (C) the issuance of stock by the Company upon the exercise of outstanding warrants will not be deemed to be an “Acquisition Transaction.”

(c)    “No-Shop Period” shall mean the period commencing on the date hereof and ending at 11:59 p.m. EST on the date that is twenty (20) days following the date set forth above (that is, at the end of the day on October 23, 2011).

Please confirm your agreement to the terms set forth in this letter by signing below.

Very truly yours,

Yahoo! Inc.

By: /s/ Marcus Shen

Name: Marcus Shen

Title: VP, Corporate Development

ACKNOWLEDGED AND AGREED:

interclick, inc.

By: /s/ Michael Katz

Name: Michael Katz

Title: CEO

Yahoo! Inc.

701 First Avenue

Sunnyvale, CA 94089

October 23, 2011

interclick, inc.

11 West 19th Street Floor 10

New York, NY 10011

Attn: Special Projects Committee of the Board of Directors

Re:    Possible Transaction Involving Yahoo! Inc. and interclick, inc.

Ladies and Gentlemen:

In connection with that certain letter agreement dated October 3, 2011 by and between interclick, inc. (the “Company”) and Yahoo! Inc. (“Yahoo!”), the undersigned hereby agree that for all purposes of such letter agreement the “No-Shop Period” set forth in Section 7(c) thereof shall be extended such that the referenced period therein shall end at 11:59 p.m. PST on October 27, 2011. All other terms and conditions of such letter agreement shall remain unchanged and in full force and effect.

Please confirm your agreement to the terms set forth above by signing below.

Very truly yours,

Yahoo! Inc.

By: /s/ Marcus Shen

Name: Marcus Shen

Title: VP, Corporate Development

ACKNOWLEDGED AND AGREED:

interclick, inc.

By: /s/ Michael Katz

Name: Michael Katz

Title: CEO

Yahoo! Inc.

701 First Avenue

Sunnyvale, CA 94089

October 27, 2011

interclick, inc.

11 West 19th Street Floor 10

New York, NY 10011

Attn: Special Projects Committee of the Board of Directors

Re:    Possible Transaction Involving Yahoo! Inc. and interclick, inc.

Ladies and Gentlemen:

In connection with that certain letter agreement dated October 3, 2011 by and between interclick, inc. (the “Company”) and Yahoo! Inc. (“Yahoo!”), as amended, the undersigned hereby agree that for all purposes of such letter agreement the “No-Shop Period” set forth in Section 7(c) thereof shall be extended such that the referenced period therein shall end at 11:59 p.m. PST on October 30, 2011. All other terms and conditions of such letter agreement shall remain unchanged and in full force and effect.

Please confirm your agreement to the terms set forth above by signing below.

Very truly yours,

Yahoo! Inc.

By: /s/ Marcus Shen

Name: Marcus Shen

Title: VP, Corporate Development

ACKNOWLEDGED AND AGREED:

interclick, inc.

By: /s/ Michael Katz

Name: Michael Katz

Title: CEO

Yahoo! Inc.

701 First Avenue

Sunnyvale, CA 94089

October 30, 2011

interclick, inc.

11 West 19th Street Floor 10

New York, NY 10011

Attn: Special Projects Committee of the Board of Directors

Re:    Possible Transaction Involving Yahoo! Inc. and interclick, inc.

Ladies and Gentlemen:

In connection with that certain letter agreement dated October 3, 2011 by and between interclick, inc. (the “Company”) and Yahoo! Inc. (“Yahoo!”), the undersigned hereby agree that for all purposes of such letter agreement the “No-Shop Period” set forth in Section 7(c) thereof shall be extended such that the referenced period therein shall end at 9:30 a.m. EST on November 1, 2011. All other terms and conditions of such letter agreement shall remain unchanged and in full force and effect.

Please confirm your agreement to the terms set forth above by signing below.

Very truly yours,

Yahoo! Inc.

By: /s/ Marcus Shen

Name: Marcus Shen

Title: VP, Corporate Development

ACKNOWLEDGED AND AGREED:

interclick, inc.

By: /s/ Michael Katz

Name: Michael Katz

Title: CEO